                                                                   EXHIBIT 10.20


                                  May 15, 1995



Dear :

     We are pleased to inform you that the Board of Directors (the "Board") of Measurex Corporation ("Measurex" or the "Company") has recently authorized and approved a special severance benefit program for you and other key executives. The purpose of this letter agreement is to set forth the terms and conditions of your benefit package and to explain the limitations which will govern the overall value of your benefits.

     Your severance benefits will become payable in the event your employment terminates within a specified time period following certain changes in ownership or control of the Company. To understand the full scope of your severance benefits, you should familiarize yourself with the definitional provisions of Paragraph 1 of this letter. The benefits comprising your severance package are detailed in Paragraph 2, and the dollar limitations on the overall value of your benefit package are specified in Paragraph 3. The remaining paragraphs deal with ancillary matters affecting your severance arrangement.

     1. DEFINITIONS. For purposes of your severance benefits under this letter agreement, the following definitions will be in effect:

     Actual Average Compensation means your average W-2 wages and other
     ---------------------------
compensation received from Measurex for the five (5) calendar years (or such fewer number of actual calendar years of employment with Measurex) completed immediately prior to the calendar year in which the Change in Control is effected. Any W-2 wages or other compensation for a partial year of employment with Measurex will be annualized, in accordance with the frequency with which such wages are paid during such partial year, before inclusion within your Actual Average Compensation. Should your employment with Measurex commence in the calendar year in which the Change in Control is effected, then your Actual Average Compensation will be equal in amount to your rate of base salary in effect for that year plus all other items of compensation received from Measurex for such year. If any of your compensation from Measurex during such five (5)- year or shorter period was not included in your W-2 wages for U.S. income tax purposes, either because you were not a U.S. citizen or resident or because such compensation was excludible from income as foreign earned income under Code
Section 911 or as pre-tax income under Code Section 125 or 402(g), then such compensation will nevertheless be included in your Actual Average Compensation to the same extent as if it were part of your W-2 wages.


     Change in Control means:
     -----------------

          (i) the successful acquisition by a person or a group of related persons, other than the Company or a person controlling, controlled by or under common control with the Company, of beneficial ownership (as determined pursuant to the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of the Company's outstanding voting securities pursuant to a transaction or series of related transactions which the Board does not at any time recommend the Company's shareholders to accept or approve,

          (ii) the first date within any period of thirty-six (36) consecutive months or less on which there is effected a change in the composition of the Measurex Board such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (I) have been members of the Measurex Board continuously since the beginning of such period or (II) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (I) who were still in office at the time such election or nomination was approved by the Board,

          (iii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated,

          (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company,

          (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger, or

          (vi) the issuance by the Company of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (determined after such issuance) in a single transaction or a series of related transactions.

          Code means the Internal Revenue Code of 1986, as periodically amended.
          ----

          Common Stock means the Company's common stock.
          ------------

          Fair Market Value means, with respect to any shares of Common Stock
          -----------------
subject to any Severance-Accelerated Option or Acquisition-Accelerated Option, the value per share determined by averaging the lowest and highest selling prices per share of Common Stock on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading, as such prices are officially quoted by the composite tape of transactions on such exchange. If there are no reported sales of Common Stock on the principal exchange on such date, then the average of the lowest and highest selling prices on such exchange on the next preceding day for which there do exist such quotations shall be determinative of Fair Market Value.

          Involuntary Termination means the termination of your employment with
          -----------------------
Measurex:

          -  involuntarily upon your discharge or dismissal, or

          - voluntarily or involuntarily following (I) a change in your position with the Company which materially reduces your level of responsibility, (II) a reduction in your level of compensation (including base salary, fringe benefits and participation in non-discretionary bonus programs under which awards are payable pursuant to objective financial or performance standards) or (III) a change in your place of employment which is more than fifty (50) miles from your place of employment prior to the Change in Control, provided and only if such change or reduction is
                        --------------------
     effected without your written concurrence.

          Option means any option granted to you under the Plan which is
          ------
outstanding at the time of either the Change in Control or your subsequent Involuntary Termination. Your Options will be divided into two (2) separate categories as follows:

               Acquisition-Accelerated Options: any outstanding Option (or
               -------------------------------
     installment thereof) which accelerates, pursuant to the automatic acceleration provisions of the agreement evidencing that Option, upon a change in control or ownership of the Company under certain specified circumstances.

               Severance-Accelerated Options: any outstanding Option (or
               -----------------------------
     installment thereof) which accelerates upon your Involuntary Termination pursuant to Paragraph 2(a) of this letter agreement.

          Option Parachute Payment means, with respect to any Acquisition-
          ------------------------
Accelerated Option or any Severance-Accelerated Option, the portion of that Option deemed to be a parachute payment under Code Section 280G and the Treasury Regulations issued thereunder. The portion of such Option which is categorized as an Option Parachute Payment shall be calculated in accordance with the valuation provisions established under Code Section 280G and the applicable Treasury Regulations and shall include an appropriate dollar adjustment to reflect the lapse of your obligation to remain in the employ of Measurex as a condition to the vesting of the accelerated installment. In no event, however, shall the Option Parachute Payment attributable to any Acquisition-Accelerated Option or Severance-Accelerated Option (or accelerated installment) exceed the spread (the excess of the Fair Market Value of the accelerated option shares over the option exercise price payable for those shares) existing at the time of acceleration.

          Other Parachute Payment means any payment in the nature of
          -----------------------
compensation (other than the benefits to which you become entitled under Paragraph 2 of this letter agreement) which are made to you in connection with the Change in Control and which accordingly qualify as parachute payments within the meaning of Code Section 280G(b)(2) and the Treasury Regulations issued thereunder. Your Other Parachute Payments shall include (without limitation) the Present Value, measured as of the Change in Control, of the aggregate Option Parachute Payment attributable to your Acquisition-Accelerated Options (if any).

          Present Value means the value, determined as of the date of the Change
          -------------
in Control, of any payment in the nature of compensation to which you become entitled in connection with either the Change in Control or your subsequent termination of employment, including (without limitation) the Option Parachute Payment attributable to your Severance-Acceleration Options, your Severance Payment under Paragraph 2 of this letter agreement and the Option Parachute Payment attributable to your Acquisition-Accelerated Options. The Present Value of each such payment shall be determined in accordance with the provisions of Code Section 280G(d)(4), utilizing a discount rate equal to one hundred twenty percent (120%) of the applicable Federal rate in effect at the time of such determination, compounded semi-annually to the effective date of the Change in Control.

          Plan means either (i) the Measurex Corporation 1993 Stock Option Plan,
          ----
as amended from time to time, or (ii) the predecessor Measurex Corporation 1981 Stock Option Plan, as previously amended from time to time.

          Termination for Cause shall mean an Involuntary Termination of your
          ---------------------
employment by reason of (i) your commission of any act of fraud or embezzlement,
(ii) your knowingly unauthorized disclosure of confidential information or trade secrets of the Company, (iii) excessive absenteeism or tardiness on your part with respect to your scheduled working hours or your continual neglect of the duties and responsibilities assigned to you, (iv) any intentional act of insubordiantion on your part or your habitual failure to comply with Company policies establishing standards of conduct applicable to all employees or (v) any intentional misconduct on your part which adversely affects the business reputation of the Company in a material manner.


          2. SEVERANCE BENEFITS. Should there occur an Involuntary Termination of your employment (other than a Termination for Cause) within eighteen (18) months following a Change in Control, then you will become entitled to the severance benefits specified below, subject, however, to the
                                                    ------------------------
dollar limitation of Paragraph 3 of this letter agreement.
---------------------------------------------------------

          (a) Option Acceleration.  Each of your outstanding Options under the
              -------------------
Plan, other than your Acquisition-Accelerated Options, will (to the extent not then otherwise exercisable) be automatically accelerated so that each such Severance-Accelerated Option will become immediately exercisable for the total number of shares purchasable thereunder. Each Severance-Accelerated Option accelerated hereunder will remain exercisable for a period of ninety (90) days following your Involuntary Termination and may be exercised for any or all of the accelerated shares in accordance with the exercise provisions of the agreement evidencing that Option. However, in no event may any Severance-
                                   --------------------------------------
Accelerated Option be exercised after the specified expiration date of the
--------------------------------------------------------------------------
option term.
-----------

          (b) Severance Payment.  Measurex will make a lump sum cash payment
              -----------------
(the "Severance Payment") to you, within ninety (90) days after your Involuntary Termination, in an amount equal in Present Value (measured as of the Change in Control) to the excess (if any) of (I) 2.99 times your Actual Average Compensation over (II) the Present Value (also measured as of the Change of Control) of the aggregate Option Parachute Payment attributable to all your accelerated Options.

          3. REDUCTION OF SEVERANCE BENEFITS. Except to the limited extent (if any) otherwise provided under subparagraph (d) below, the aggregate Present Value (measured as of the Change in Control) of the benefits to which you become entitled under Paragraph 2 at the time of your Involuntary Termination (namely the

Severance Payment and the Option Parachute Payment attributable to your Severance-Accelerated Options) shall not exceed in amount the difference between
                                     ---
(i) 2.99 times your Actual Average Compensation and (ii) the Present Value, measured as of the Change in Control, of all Other Parachute Payments to which you are entitled. Accordingly, except as otherwise provided under subparagraph
                   ------------------------------------------------------------
(d) below, your Options shall not be accelerated and no Severance Payment shall
-------------------------------------------------------------------------------
be made to you pursuant to this letter agreement, to the extent the Present
---------------------------------------------------------------------------
Value as of the Change in Control of (I) the aggregate Option Parachute Payment
-------------------------------------------------------------------------------
attributable to your Severance-Accelerated Options plus (II) your Severance
---------------------------------------------------------------------------
Payment would, when added to the Present Value of your Other Parachute Payments,
--------------------------------------------------------------------------------
exceed 2.99 times your Actual Average Compensation (the "Parachute Limit").
--------------------------------------------------------------------------

          For purposes of the foregoing Parachute Limit, the following provisions shall be in effect:

          (a) In the event there is any disagreement between you and the Company as to whether one or more payments to which you become entitled in connection with either the Change in Control or your subsequent Involuntary Termination constitute Option Parachute Payments or Other Parachute Payments or as to the determination of the Present Value thereof, such dispute shall be resolved as follows:

          (i) In the event temporary, proposed or final Treasury Regulations in effect at the time under Code Section 280G (or applicable judicial decisions) specifically address the status of any such payment or the method of valuation therefor, the characterization afforded to such payment by the Regulations (or such decisions) shall, together with the applicable valuation methodology, be controlling.

          (ii) In the event Treasury Regulations (or applicable judicial decisions) do not address the status of any payment in dispute, the matter shall be submitted for resolution to independent counsel mutually acceptable to you and the Company ("Independent Counsel"). The resolution reached by Independent Counsel shall be final and controlling; provided, however, that if in the
                                        --------
judgment of Independent Counsel the status of the payment in dispute can be resolved through the obtainment of a private letter ruling from the Internal Revenue Service, a formal and proper request for such ruling shall be prepared and submitted by Independent Counsel, and the determination made by the Internal Revenue Service in the issued ruling shall be controlling. All expenses incurred in connection with the retention of Independent Counsel and (if applicable) the preparation and submission of the ruling request shall be shared equally by you and the Company.

          (iii) In the event Treasury Regulations (or applicable judicial decisions) do not address the appropriate valuation methodology for any payment in dispute, the Present Value thereof shall, at the Independent Counsel's election, be determined through an independent third-party appraisal, and the expenses incurred in obtaining such appraisal shall be shared equally by you and the Company.

          (b) No Severance Payment shall be made to you under Paragraph 2(b) of this letter agreement until the Present Value of the Option Parachute Payment attributable to both your Severance-Accelerated Options and your Acquisition-Accelerated Options has been determined and the status of any payments in dispute under Paragraph 3(a) above has been resolved in accordance therewith. However, you will be permitted to exercise your Severance-Accelerated Options at any time during the ninety (90) day (or shorter) period immediately following your Involuntary Termination, provided any and all shares of Common Stock
                              --------
purchased under your Severance-Accelerated Options shall, together with the exercise price paid for those shares, be held in escrow by the Company. To the extent your purchased shares are held in escrow, you will have the right to (i) direct the sale of such shares, provided the sale proceeds are immediately deposited in escrow, (ii) exercise all voting rights with respect to such shares and (iii) receive dividends declared on such shares, provided such dividends are immediately deposited in escrow.

          (c) Once the requisite determinations under Paragraph 3(a) have been made, then to the extent the aggregate Present Value, measured as of the Change in Control, of (1) the Option Parachute Payment attributable to your Severance-Accelerated Options (or installments thereof) plus (2) your Severance Payment would, when added to the Present Value of all your Other Parachute Payments (including the Option Parachute Payment attributable to your Acquisition-Accelerated Options), exceed the Parachute Limit, the following reductions to the benefits otherwise payable to you hereunder shall be made:

          First, your Severance Payment shall be reduced.
          -----

          Then, any outstanding Severance-Accelerated Options shall immediately
          ----
          terminate and cease to be exercisable. If there is more than one such Option outstanding, then the Severance-Accelerated Options with the lowest option spread shall be the first to terminate.

          Finally, to the extent one or more of your outstanding Severance-
          -------
          Accelerated Options (or installments thereof) shall have been exercised following your Involuntary Termination, such exercises shall be rescinded (with the Severance-Accelerated Options with the lowest option spread to be the first rescinded) by refunding to you the exercise price paid for the purchased shares and returning those shares (plus any cash dividends paid thereon) to the Company. To the extent the shares purchased under such accelerated Options (or accelerated installments thereof) shall have been sold while held in escrow, the sale proceeds attributable to those shares shall be allocated as follows: first an amount not to exceed the exercise price you paid for such shares shall be refunded to you, and then the balance of the proceeds (together with any cash dividends paid on those shares) shall be returned to the Company.


          To the extent any shares or cash proceeds remain in the escrow account under Paragraph 3(b) above after the reductions specified in this subparagraph
(c) have been made, those shares or proceeds shall be promptly distributed to you.

          (d) Notwithstanding any provision to the contrary set forth in the preceding subparagraphs of this Paragraph 3, the aggregate Present Value of your Severance Payment and the Option Parachute Payment attributable to your Severance-Accelerated Options shall not be reduced below that amount (if any) which, when added to the Present Value of all the Other Parachute Payments to which you are entitled, would nevertheless qualify as reasonable compensation within the standards established under Code Section 280G(b)(4).

          (e) This Paragraph 3 shall in all events be interpreted in such manner as shall avoid the imposition of excise taxes under Code Section 4999, and the disallowance of deductions under Code Section 280G(a) with respect to any of the benefits paid pursuant to Paragraph 2 of this letter agreement.

          4. DEATH. Should you die before the Severance Payment (if any) to which you become entitled under Paragraph 2(b) of this letter agreement is actually made, then such payment will be made, on the due date hereunder had you survived, to the executors or administrators of your estate. Should you die before you exercise your Severance-Accelerated Options (if any), then such Options may (subject to applicable escrow requirements under Paragraph 3(b)) be exercised, within twelve (12) months after your death, by the executors or administrators of your estate or by persons to whom the Options are transferred pursuant to your will or in accordance with the law of descent and distribution. In no event, however, may any such Severance-Accelerated Option be exercised after the specified expiration date of the option term.

          5. GENERAL CREDITOR STATUS. The Severance Payment to which you may become entitled under Paragraph 2(b) shall be paid, when due, from the general assets of the Company, and no trust fund, escrow arrangement or other segregated account shall be established as a funding vehicle for such payment.

Accordingly, your right (or the right of the executors or administrators of your estate) to receive such Severance Payment shall at all times be that of a general creditor of the Company and shall have no priority over the claims of other general creditors.

          6. INDEMNIFICATION. The indemnification provisions for Officers and Directors under the Measurex Bylaws shall (to the maximum extent permitted by law) be extended to you, during the period following your Involuntary Termination, with respect to any and all matters, events or transactions occurring or effected during your period of employment with the Company.

          7. TERMINATION. This letter agreement and the severance benefits payable hereunder will automatically terminate and cease to be effective at the close of business on December 31, 1999, unless a Change is Control has in fact been consummated on or before that date.

          8. MISCELLANEOUS. The provisions of this letter agreement shall be binding upon the Company, its successors and assigns (including, without limitation, the surviving entity or successor party resulting from the Change in Control) and shall be construed and interpreted under the laws of the State of California. This letter agreement supersedes and terminates all other existing agreements between you and the Company relating to the subject of severance benefits payable upon a change in control or ownership of the Company, including (without limitation) your July 31, 1989 letter agreement with the Company on such subject. This letter agreement may only be amended by written instrument signed by you and an authorized officer of the Company.

          9. NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement is intended to provide you with any right to continue in the employ of Company (or any subsidiary) for any period of specific duration or interfere with or otherwise restrict in any way your rights or the rights of the Company (or any subsidiary), which rights are hereby expressly reserved by each, to terminate your employment at any time for any reason whatsoever, with or without cause.

          10. AFFECT UPON POOLING ACCOUNTING. Should there occur a Change in Control which is expressly conditioned upon the accounting treatment of such transaction as a pooling of interests under Accounting Principles Board Opinion No. 16 ("Business Combinations"), and to the extent one or more severance benefits otherwise payable to you under Paragraph 2 of this letter agreement would preclude such pooling accounting, then such severance benefit or benefits shall not become due and payable to you and you hereby waive your rights and entitlement to those benefits in such case.

          11. ATTORNEY FEES. In the event legal proceedings should be initiated by you or by the Company with respect to any controversy, claim or dispute relating to the interpretation or application of the provisions of this letter agreement or any benefits payable hereunder, the prevailing party in such proceedings will be entitled to recover from the losing party reasonable attorney fees and costs incurred in connection with such proceedings, including any fees and costs which would otherwise be chargeable to the prevailing party under subsection (a)(ii) of Paragraph 3 of this letter agreement in the absence of such legal proceedings, or in the enforcement or collection of any judgment or award rendered in such proceedings. For purposes of this Paragraph 11, the prevailing party means the party determined by the court to have most nearly prevailed in the proceedings, even if that party does not prevail in all matters, and does not necessarily mean the party in whose favor the judgment is actually rendered. If the Company materially breaches any of its obligations under this letter agreement and fails to cure that breach within thirty (30) days after written notice from you, you will then be entitled to reimbursement from the Company for any reasonable expenses and attorney fees you incur in having the Company subsequently cure that breach, whether or not legal proceedings are actually commenced in connection with such breach.

          Please indicate your acceptance of the foregoing by signing the enclosed copy of this letter and returning it to the Company.

                                     Very truly yours,

                                     MEASUREX CORPORATION


                                     By
                                       ----------------------------------------
                                     Title:
                                           ------------------------------------

                                   ACCEPTANCE

          I hereby agree to all the terms and provisions of the foregoing letter agreement governing the severance benefits which may become payable to me in connection with certain changes in control or ownership of Measurex Corporation, such acceptance effective as of the date first above written.


Signature:
          ----------------------
Name:
     ---------------------------